Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of Sunoco, Inc. of our reports dated March 3, 2005 with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries, Sunoco, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sunoco, Inc. and subsidiaries, included in the 2004 Annual Report to Shareholders of Sunoco, Inc.

Our audits also included the financial statement schedule of Sunoco, Inc. and subsidiaries for the years ended December 31, 2004, 2003, and 2002, listed in Item 15(a). The schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is March 3, 2005, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference of our report included in the preceding paragraph with respect to the financial statement schedule of Sunoco, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2004 and our reports dated March 3, 2005 with respect to the consolidated financial statements of Sunoco, Inc. and subsidiaries, Sunoco, Inc. and subsidiaries management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sunoco, Inc. and subsidiaries, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2004, in the following registration statements:

Sunoco, Inc. Capital Accumulation Plan Form S-8 Registration Statement (Registration No. 33-9931);

Sunoco, Inc. Long-Term Performance Enhancement Plan II Form S-8 Registration Statement (Registration No. 333-60110);

Sunoco, Inc. Long-Term Performance Enhancement Plan Form S-8 Registration Statement (Registration No. 333-30941);

Sunoco, Inc. Long-Term Incentive Plan Form S-8 Registration Statement (Registration No. 33-10055);

Sunoco, Inc. and Subsidiaries Stock Supplement Plan Form S-8 Registration Statement (Registration No. 2-53283);

Sunoco, Inc. Executive Long-Term Stock Investment Plan Form S-8 Registration Statement (Registration No. 33-44059);

Sunoco, Inc. Employee Option Plan Form S-8 Registration Statement (Registration No. 33-49275);

Sunoco, Inc. Shareholder Access and Reinvestment Plan Form S-3 Registration Statement (Registration No. 333-78881);

Sunoco, Inc. Form S-3 Registration Statement (Registration No. 333-40876);

Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-39834);

Sunoco, Inc. Dividend Reinvestment Plan Form S-3 Registration Statement (Registration No. 33-52615);

Sunoco, Inc. Deferred Compensation Plan Form S-8 Registration Statement (Registration No. 333-49340); and

Sunoco, Inc. Savings Restoration Plan Form S-8 Registration Statement (Registration No. 333-49342).

/S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania

March 3, 2005